UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: January 31, 2008 Estimated average burden hours per response. . 38.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 25, 2005

The New America High Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	811-05399	04-2995419
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

33 Broad St Boston MA		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		617-263-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On October 20, 2005, the Audit and Nominating Committee of the Board of Directors of The New America High Income Fund, Inc. (the “Fund”) voted to replace KPMG LLP (“KPMG”) as the Fund’s independent registered public accountants with Tait, Weller & Baker LLP effective as of the tendering of KPMG’s resignation letter. KPMG resigned as the Fund’s independent registered public accountants as of October 25, 2005. The reports issued by KPMG on the Fund’s financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Fund’s two most recent fiscal years and through the date hereof, there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter in connection with their report of the Fund’s financial statements for such years; and there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

A letter from KPMG LLP is attached as an exhibit to this Form 8-K.

On October 25, 2005, the Fund engaged Tait, Weller & Baker LLP to serve as the Company’s independent registered public accountants for the year ended December 31, 2005. During the years ended December 31, 2004 and December 31, 2003, the Fund did not consult with Tait, Weller & Baker LLP with respect of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The New America High Income Fund, Inc.
(Registrant)

Date	October 28, 2005

/s/ Ellen E. Terry
(signature)
Vice President